ARTICLES OF INCORPORATION

OF

MISTER GOODY, INC.

The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.

ARTICLE I. CORPORATE NAME.

The name of this corporation is Mister Goody, Inc.

ARTICLE II. PRINCIPAL OFFICE.

The principal place of business and mailing address of this corporation are 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

ARTICLE III. CAPITAL STOCK.

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

1.

200,000,000 shares of Common Stock, $0.001 par value; and

2.

5,000,000 shares of Preferred Stock.  The board of directors is authorized to provide for the issuance of such Preferred Stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

ARTICLE IV. - NO ANTI-TAKEOVER LAW GOVERNANCE.

The corporation hereby elects that the following Florida Statutes shall not apply to the corporation:

1.

F.S. 607.0901, or any laws related thereto, governing affiliated transactions; and

2.

F.S. 607.0902, or any laws related thereto, governing control-share acquisitions.

ARTICLE V. - DIRECTOR - CONFLICTS OF INTEREST.

No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

(a)

The fact of such relationship or interest is disclosed or known to the board of directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

(b)

The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)

The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board of directors, committee or the shareholders.

A director of the corporation may transact business, borrow, lend, or otherwise deal or contract with the corporation to the fullest extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE VI. - INDEMNIFICATION.

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE VII. REGISTERED AGENT AND OFFICE.

The name and address of the registered agent is Joel Arberman, 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

ARTICLE I. CORPORATE NAME.

The name of this corporation is Mister Goody, Inc.

ARTICLE II. PRINCIPAL OFFICE.

The principal place of business and mailing address of this corporation are 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

ARTICLE III. CAPITAL STOCK.

The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

1.

200,000,000 shares of Common Stock, $0.001 par value; and

2.

5,000,000 shares of Preferred Stock.  The board of directors is authorized to provide for the issuance of such Preferred Stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

ARTICLE IV. - NO ANTI-TAKEOVER LAW GOVERNANCE.

The corporation hereby elects that the following Florida Statutes shall not apply to the corporation:

1.

F.S. 607.0901, or any laws related thereto, governing affiliated transactions; and

2.

F.S. 607.0902, or any laws related thereto, governing control-share acquisitions.

ARTICLE V. - DIRECTOR - CONFLICTS OF INTEREST.

No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

(a)

The fact of such relationship or interest is disclosed or known to the board of directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

(b)

The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)

The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board of directors, committee or the shareholders.

A director of the corporation may transact business, borrow, lend, or otherwise deal or contract with the corporation to the fullest extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE VI. - INDEMNIFICATION.

The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

ARTICLE VII. REGISTERED AGENT AND OFFICE.

The name and address of the registered agent is Joel Arberman, 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

The undersigned incorporator has executed these articles of incorporation on March 1, 2011.

/s/ Joel Arberman
Joel Arberman, Incorporator

Acceptance of Registered Agent

Having been named to accept service of process for Mister Goody, Inc., at the place designated in the articles of incorporation, the undersigned is familiar with and accept the obligations of that position pursuant to F.S. 607.0501(3)

/s/ Joel Arberman
Joel Arberman
Date: March 1, 2011